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                                                                    EXHIBIT 10.9

OPTION TO PURCHASE
MINERAL LEASE

Prepared by:

Craig R. Hedin
Attorney at Law
P.O. Drawer C
Mt. Vernon, Illinois 62864

                        OPTION TO PURCHASE MINERAL LEASE

      This option to purchase Mineral Lease (herein "this Option") is made this 20th. day of January, 2004, by and between THE COUNTY OF CHRISTIAN OF THE STATE OF ILLINOIS, Christian County Courthouse, Taylorville, Illinois 62568 (herein "Optionor") and BPI INDUSTRIES, INC., of 501 East DeYoung Street, Marion, Illinois, 62959, (herein "BPI").

      WHEREAS, Optionor may own all or a portion of the coal bed methane, coal seam gas, all gas desorbed from coal or captured in the coal seam, and all gas in abandoned mines, void spaces, and zones in communication therewith, as to the following described lands (herein "Coal Bed Gas"); and,

      WHEREAS, Optionor may own all or a portion of the oil, liquid hydrocarbons, all gases and their constituent products (except Coal Bed Gas as defined herein) as to the following described lands (herein "Oil and Gas"); and,

                      SEE EXHIBIT A FOR LEGAL DESCRIPTIONS

      WHEREAS, for purposes of this Option, the Coal Bed Gas and the Oil and Gas may be referred to jointly as ("the Minerals"); and,

      WHEREAS, in addition to owning a possible interest in the Minerals, Optionor would also own the right to explore, drill for, and produce the Minerals; and,

      WHEREAS, Optionor desires to grant to BPI and BPI desires to receive from Optionor, an Option to purchase a Mineral Lease as to Optionor's interest in the Minerals; and,

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      WHEREAS, in the event the Option is timely exercised by BPI, the Option shall be consummated by the execution and delivery by Optionor to BPI of a Mineral Lease in the form as attached hereto as Exhibit A (herein the "Mineral Lease"); and,

      WHEREAS, Optionor and BPI desire to enter into this writing for purposes of setting forth the terms and conditions of this Option.

      NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual benefits to be derived herefrom and One Dollar and other valuable consideration, Optionor and BPI agree as follows:

      1. OPTION.

            For and in consideration of TWENTY FIVE THOUSAND DOLLARS ($25,000.00), herein "the Option Payment"), the receipt of which is hereby acknowledged, Optionor gives and grants to BPI the exclusive option to obtain a Mineral Lease corresponding to Optionor's interest in the Minerals pursuant to and upon the terms and conditions as set forth herein. In the event the Option is exercised, the Option Payment shall be applied to any amounts that may be due and owing pursuant to the Mineral Lease.

      2. PERIOD OF OPTION.

            This Option may be exercised by BPI by giving notice of the exercise thereof (herein the "Option Notice") to Optionor at any time during the period from the date of this Option until the 20st. day of January, 2007, at 12:00 o'clock, P.M., (herein the "Exercise Period"). Notice shall be given and may be sent by personal delivery or by depositing the same in the United States Mail addressed to Optionor, postage prepaid and registered or certified with return receipt requested with notice being deemed to have been given and received upon the date of BPI's posting in the United States Mail as shown on the postal receipt or the date of personal delivery if delivered in this manner.

            In the alternative, the notice may be given by prepaid courier service addressed to Optionor and requiring the signature of Optionor upon delivery with said notice being deemed to have been given and received upon the date of BPI's delivery to the courier service as shown on the signed receipt of the courier service.

      3. MINERAL LEASE.

            Contemporaneous with the execution of this Option, Optionor executes the Mineral Lease in the form as set forth on Exhibit A attached hereto. In the event this Option is timely exercised as provided herein, BPI shall execute the Mineral Lease and said lease shall be deemed delivered to BPI and shall cover and be effective as to all interest of Optionor in the Minerals as of the date of this Option.

      4. REVIEW DURING EXERCISE.

            During the Exercise Period of the Option, Optionor will cooperate with BPI for purposes of determining the title of Optionor as to the Minerals and for purposes of conducting field tests as to the Minerals. Optionor, upon request, shall provide to BPI all title materials corresponding to Optionor's interest in the Minerals. Optionor shall also cooperate with BPI in providing access to the Minerals for purposes of conducting any test deemed necessary by BPI to

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determine the extent and nature of the Minerals. Such testing may include the utilization of the surface corresponding to the Minerals, the drilling for core samples or for the conducting of seismic, and other operations pertaining thereto. BPI shall indemnify and hold Optionor harmless from any claim for damages that may be asserted against Optionor with respect to BPI's operations pursuant to the matters set forth in this paragraph.

      5. MEMORANDUM OF OPTION:

            Optionor and BPI shall execute a memorandum of this option and record the same in the County Clerk and Recorder's Office in the county where the Minerals are located. All parties dealing with Optionor with respect to the Minerals shall deal and take any interest subject to the rights of BPI and the obligations of Optionor as set forth herein.

      6. SUCCESSION OF ASSIGNMENT.

            This Option and the Mineral Lease resulting from the exercise thereof shall be binding upon and inure to the benefit of the parties hereto together with their successors and assigns. All rights of the parties under this Option may be assigned without restriction but notice of such assignment should be given in writing to the other party.

      EXECUTED the day and year above written.

                                               OPTIONOR

                                          CHRISTIAN COUNTY, ILLINOIS

                                          BY /s/ John C. Cortin
                                             -----------------------------------
                                             Its Chairman of Board

                                               OPTIONEE

                                          BPI INDUSTRIES, INC.

                                          BY /s/ John Azlein
                                             -----------------------------------
                                             Its President

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MINERAL LEASE

Prepared by:

BPI Industries, Inc.
501 East DeYoung Street
Marion, Illinois  62959

                                  MINERAL LEASE

      This Mineral Lease (herein "this Lease") is made and entered into this _____ day of _________, 200_, by and between the COUNTY OF CHRISTIAN, STATE OF ILLINOIS, with the address of Christian County Courthouse, Taylorville, Illinois 62568 (herein the "Lessor"), and BPI INDUSTRIES, INC., of 501 East DeYoung Street, Marion, Illinois 62959, (herein the "Lessee").

      THIS INDENTURE WITNESSETH:

      1. The Lessor, for and in consideration of Ten Dollars and other valuable consideration, the receipt of which is hereby acknowledged, and for and in consideration of the covenants and agreements herein provided on the part of the Lessee, has granted, demised, leased, and let, and by these presents does grant, demise, lease and let unto Lessee, all of Lessor's title and interest, but only to the extent in fact actually legally owned or held by Lessor, in the Coal Bed Gas (as herein defined) and the Oil and Gas (as herein defined) underlying the following described land:

      SEE ATTACHED EXHIBIT FOR LEGAL DESCRIPTIONS

      "Coal Bed Gas" shall mean herein all coal bed methane, coal seam gas, all gas desorbed from coal or captured in the coal seam, all gas produced from abandoned mines, void spaces, and zones in communication therewith and all associated hydrocarbons contained therein, with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport, and market the Coal Bed Gas.

      "Oil and Gas" shall mean all oil, liquid hydrocarbons, gases, and their constituent produces except for Coal Bed Gas together with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport and market the Oil and Gas

      Lessor or its assigns hereby excludes and expressly reserves the right to explore for, mine, operate, produce, remove or market coal and other hard minerals.

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      It is agreed that the right of Lessor or its assigns to explore for, mine, operate, produce, remove and market coal or other hard minerals shall take precedence and that BPI's rights hereunder shall be subordinate to those mining rights. BPI's operations shall not interfere with any operations by Lessor or it's assigns with respect to the coal and other hard minerals.

      For purposes of this lease, Coal Bed Gas and Oil and Gas may jointly be referred to as "Minerals".

      2. For the same consideration as set forth above, Lessor grants, demises, leases, and lets to Lessee the right (a) to use the seismograph and other geophysical and geological methods of exploration; (b) to inject gas, water, and other fluids and air into the subsurface strata; (c) to lay pipelines, establish and utilize facilities for the disposition of produced substances; (d) to build roads, bridges, tanks, utility lines, power stations and other structures; (e) to undertake recovery by primary and secondary or other methods; (f) to have the right of ingress and egress as to lands described herein or other lands under lease to Lessee; and (g) to utilize the surface to the extent of Lessor's title for all purposes as described herein.

      3. This Lease shall and does include all lands and interest therein contiguous to or appurtenant to the lands specifically described herein, and owned or claimed by Lessor including all interest in which Lessor has a preferential right of acquisition or acquires by reversion or otherwise, whether or not specifically described herein. This Lease shall also include all lands underlying all alleys, streets, roads or highways and if the land is riparian to, bounds, or embraces within its boundaries a stream, lake, or other body of water, then all of Lessor's interest in the lands under said bodies of water and all area now or hereafter added by accretion. This Lease shall cover all interest in the lands covered hereby now owned or hereafter vested in or claimed by Lessor.

      4. This Lease shall remain in force for a primary term of five (5) years from the date hereof and as long thereafter as Minerals, or any of them, are being produced from the lands described herein or land with which said land is pooled or unitized.

      5. If operations for the exploration of Minerals are not commenced on the lands described herein or on land pooled therewith on or before one year from the date of this Lease, Lessee shall pay or tender to Lessor an advance royalty computed based upon 50 cents per net acre of Coal Bed Gas interest (with ownership based on coal record title) and 50 cents per net acre of Oil and Gas interest (with ownership based on oil and gas record title) owned by Lessor which shall cover the privilege of deferring commencement of such operations for a period of 12 months. In like manner and upon like payments or tenders on an annual basis thereafter, the commencement of said operations may be further deferred for successive periods of the same number of months, each during the primary term. Payment or tender of the advance royalty shall be made to the Lessor at the following address:

      CHRISTIAN COUNTY TREASURER
      CHRISTIAN COUNTY COURTHOUSE
      TAYLORVILLE, IL 62568

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The payment or render of the advance royalty may be made by check, draft, or other means of payment and mailed or delivered to Lessor or either Lessor, if more than one, on or before the advance royalty payment date. Notwithstanding the death of the Lessor or Lessor's successors in interest, the payment or tender of advance royalty in the manner provided herein shall be binding on the successors and assigns of the Lessor or Lessor's successors in interest. All advance royalties paid by Lessee shall be recouped from actual royalties which may be due and owing to Lessor and which royalties correspond to production.

      6. If, prior to the discovery of Minerals, or any of them, on the lands described herein or on land pooled therewith, Lessee should drill and abandon a dry hole or holes thereon, or if, after discovery of Minerals, or any of them, the production thereof should cease from any cause for 120 consecutive days, this Lease shall not terminate if Lessee commences additional drilling or reworking operations within 120 days thereafter or (if it be within the primary term) commences or resumes the payment or tender of advance royalties on or before the advance royalty paying date next ensuing after the expiration of 12 months from the date of completion and abandonment of said dry hole or holes or the cessation of production as defined herein. If at the expiration of the primary term, Minerals, or any of them, are not being produced on the lands described herein or land pooled therewith but Lessee is then engaged in operations for drilling or reworking of any well or wells thereon, this Lease shall remain in full force so long as such operations or said additional operations are commenced and prosecuted, (whether on the same or successive wells) with no cessation of more than 120 consecutive days and if they result in production, so long thereafter as Minerals or any of them are produced from the lands described herein or lands pooled therewith.

      7. The Lessee shall pay to the Lessor the following royalties:

            (a) One-Eight (1/8) of the amount realized by Lessee from the sale of Coal Bed Gas. The royalty provided for herein shall be paid notwithstanding any future determination as to the ownership of coalbed gas by any court decision, statute or otherwise.

            (b) One-eighth (1/8) of the oil and liquid hydrocarbons within the Oil and Gas produced and saved with the same to be delivered at the well or to the credit of the lessor in the pipeline to which a well may be connected, based upon Lessor's ownership of the oil within the Oil and Gas as to the lands described herein.

            (c) The market value at the mouth of the well of one-eight (1/8) of the gas within the Oil and Gas sold or used or one-eight (1/8) of the amount realized from the sale thereof at the well, based upon Lessor's ownership of the gas within the Oil and Gas as to the lands described herein. The royalty provided for herein shall be paid notwithstanding any future determination as to the ownership of coalbed gas by any court decision, statute or otherwise.

      8. If at any time there is a well or wells on the lands which are capable of producing Coal Bed Gas or gas within Oil and Gas and such well or wells are shut in, and if this Lease is not being continued in force by some other provision hereof, then this Lease shall nevertheless

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continue in force for a period of 90 days from the date such well or wells are shut in and before the expiration of any such 90 day period, Lessee may pay or tender an advance annual royalty payment of $100.00 for each such well and if such payment or tender is made, this Lease shall continue in force and it shall be considered that Coal Bed Gas and gas within Oil and Gas are being produced within the meaning of paragraph 4 hereof for one year from the date such payment is made in a like manner, subsequent advance annual royalty payments may be made or tendered and this Lease shall continue in force and it should be considered that Coal Bed Gas and gas within Oil and Gas are being produced within the meaning of paragraph 4 during any annual period or which such royalty payment is so paid or tendered. Notwithstanding the foregoing, payment of the aforedescribed royalties for any shut-in well or wells shall not exceed a period of 5 years. Perpetuation of this Lease by payment of royalty as provided in this paragraph shall be in lieu of payment of advance royalties as provided in paragraph 5 above. In addition, payment of any royalty pursuant to this paragraph shall be recouped by Lessee from any royalty payment otherwise payable to Lessor pursuant to actual production of Minerals or any of them.

      9. Lessee is granted the right to pool or unitize this Lease, the land covered hereby or any part thereof, with other land or leases or parts thereof for the production of Minerals, or any of them, covered hereby. No production for Coal Bed Gas or gas with Oil and Gas shall embrace more than 160 acres plus a tolerance of 10% thereof. No production for oil within Oil and Gas shall embrace more than 80 acres plus a tolerance of 10% thereof. Notwithstanding, if any federal or state law, executive order, rule, or regulation shall prescribe a spacing pattern for the development of the field or allocate a producing allowable on acreage per well, then any such unit may embrace as much additional acreage as may be so prescribed or as may be used in such allocation or allowable. Lessee shall execute in writing an instrument identifying and describing the pooled or unitized acreage. Such unit shall be designated either before or after the completion of any wells. Operations and production on any part of the pooled or unitized acreage shall be treated as if such operations were upon or such production was from the land described in this Lease whether the well or wells be located on the land covered by this Lease or other lands. The entire acreage so pooled into a unit shall be treated for all purposes, except for the payment of royalties on production from the pooled or unitized lands, as if it were included within this Lease. In lieu of the royalties herein provided, Lessor shall receive on production from a unit so pooled or unitized only such proportion of the royalty stipulated herein as the amount of Lessor's acreage placed in the unit or Lessor's royalty interest therein on an acreage basis bears to the total acreage so pooled or unitized.

      10. Lessee shall have the right to use, free of costs, all Minerals covered by this Lease for all operations hereunder except for water from Lessor's wells or tanks. Any royalty payment to the Lessor shall be computed after deducting any amount so used. When requested by Lessor, Lessee shall bury all pipelines below plow depth. Lessee shall pay for all damages caused by Lessee's operations to growing crops on the land. The amount of any such damage payment shall be based upon the fair market value of the actual crops destroyed. Lessee shall have the right at any time to remove any equipment, property, or fixtures placed on the land by Lessee together with the right to draw and remove all casing and other downhole equipment.

      11. The rights of either party to this Lease may be assigned in whole or in part and the provisions hereof shall extend to the successors and assigns of the parties but no change or

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division in ownership of the Minerals covered hereby with respect to the lands or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee or require the installation of separate measuring tanks or devices. No such change or division in the ownership of the Minerals in the lands or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee with the instrument or certified copies thereof constituting said person's chain of title from the original Lessor. Any assignment of this Lease by Lessee, in whole or in part, shall, to the extent of such assignment, relieve and discharge Lessee of any obligations hereunder and if any Assignee of any part or parts hereof shall fail to comply with any provisions of this Lease, such default shall not affect this Lease insofar as it covers the part retained by Lessee or another assignee.

      12. In the event Lessor considers that Lessee has not complied with its obligations hereunder, both express and implied, including the obligation of production as provided in paragraph 4, Lessor shall give written notice to Lessee setting forth specifically in what respects Lessee has failed to comply with Lessee's obligations pursuant to this Lease. Lessee shall then have 60 days from receipt of such notice to commence and thereafter pursue with reasonable diligence such action as may be necessary or proper to satisfy the obligation of Lessee, if any, with respect to Lessor's notice. Neither the service of the notice nor the doing of any acts by Lessee intended to satisfy any of the alleged obligations shall be deemed an admission or presumption that Lessee has failed to perform all of its obligations hereunder. No judicial action may be commenced by Lessor with respect o any of said obligations until after the 60 day period as provided herein. Lessee shall be given a reasonable opportunity after judicial ascertainment to prevent the forfeiture or termination of this Lease by discharging its express or implied obligation as established by the court.

      13. Lessor warrants and agrees to defend title to the Minerals covered hereby as to the lands and agrees that Lessee, at its option, may discharge any tax, mortgage, or other lien upon the interest and in the event Lessee does so, it should be subrogated to such lien with the right to enforce same and apply royalties accruing hereunder towards satisfying the same. Without impairment of Lessee's rights under the warranty in the event of failure of title, it is agreed that, if Lessor owns an interest in the Minerals covered hereby as to the lands less than the entire fee simple estate, then the royalties and other payments to be paid lessor shall be reduced proportionately. This Lease shall be binding upon all who execute it and they shall be considered lessors, whether or not they are named in the granting clause hereof and whether or not all parties named in the granting clause execute this Lease.

      14. To the extent that Lessor owns no interest in the surface as to the lands described herein, the provisions set forth herein with respect to surface obligations shall not be applicable except to the extent as may be required by law.

      15. Lessee may at any time surrender this Lease as to all or any part thereof by delivering or mailing a release to Lessor and if surrendered only as to a part thereof, any payments based upon acreage shall be reduced proportionately.

      16. Lessee shall comply with all applicable federal, state, and local law, statutes, ordinances, regulations, and orders applicable to Lessee's operations and the conditions created thereby.

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      17. When any operation contemplated by this Lease is delayed or interrupted as a result of any cause whatsoever beyond the control of Lessee or any event of force majeure, or as a result of any state, federal, or municipal law, ordinance, executive order, rule, or regulation, then the time for such delay or interruptions shall not be counted against Lessee as to any timeframe required by this Lease. Lessee shall not be held liable in damages because of any such delay or interruption.

      18. In the event the coal interest is the subject of a coal mining lease or other agreement authorizing the mining and removal of coal, the Lessor acknowledges that the operations for the mining and removal of coal may involve the venting of Coal Bed Gas into the atmosphere as a waste product for the protection and efficiency of the mining operation. Lessee shall have no obligation to recover any gas as may be vented during such coal development and Lessee shall have no liability or obligation to Lessor for any royalties on such vented gas. The parties further acknowledge that Coal Bed Gas may be vented and lost during repairs to or the testing of wells or prior to the connection of any wells to gathering and/or transmission lines in conjunction with Lessee's operations. Under such circumstances, Lessee shall not be liable or obligated to Lessor for any royalties on such vented and lost gas.

      19. Lessor shall pay a proportionate part of any and all taxes levied or assessed upon the production of Minerals covered hereby and Lessee is authorized to pay such taxes and assessments on behalf of Lessor and to deduct the same so paid from any monies otherwise payable to the Lessor. Lessor's proportionate part shall correspond to the amount of royalty corresponding to Lessor's interest in the Minerals.

      20. Lessee agrees that no well will be drilled within 300 feet of any personal residence, or building used in a commercial business.

      21. Lessor shall have the right at any time, at Lessor's expense to:

      a. Inspect by all appropriate means Lessee's facilities on the Land;

      b. Test Lessee's meters and other measuring and testing devices;

      c. Sample, test measure and gage production of the wells, inclusing the right , but not the obligation, to install meters on lines;

      d. Observe Lessee in the performance of Lessee's obligations under this lease; and

      e. By appointment, examine or audit, during the term of this lease and for three years thereafter, the books, records, supporting documents, files and correspondence of Lessee maintained in connection with the lease and the production and /or sale of the coal gas or coal gas products from the Land at Lessee's place of business.

      22. This Lease shall be binding upon and inure to the benefit of the parties hereto together with their successors and assigns. To the extent that the interest covered by this Lease constitutes any part of the homestead estate of Lessor, then the Lessor releases and waives all rights under and by virtue of the homestead exemption laws of the State of Illinois.

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            EXECUTED the day and year above written.

                                              LESSOR

                                           COUNTY OF CHRISTIAN, ILLINOIS

                                           BY /s/ John Curtin
                                              --------------------------------
                                              Its Chairman of Board

                                              LESSEE

                                           BPI INDUSTRIES, INC.

                                           BY
                                             ---------------------------------


                                             Its
                                                ------------------------------